                        Filed Pursuant to Rule 424(b)(3)
                               File No. 333-113734

                                 [LOGO OMITTED]

                 SUPPLEMENT NUMBER TWO DATED SEPTEMBER 29, 2004

                      (To Prospectus Dated August 12, 2004)

                           MARC PHARMACEUTICALS, INC.

                                20,000,000 UNITS

This supplement to our prospectus dated September 29, 2004 has been prepared to inform subscribers that the placement agent merged with and into Hudson Capital
Markets, Inc., a Delaware corporation which was its wholly-owned subsidiary and simultaneously changed its name to Hudson Securities, Inc. The placement agent is in all respects the same entity. This supplement should be read in conjunction with, and may not be delivered or utilized without, our prospectus, and particularly the risk factors described in the prospectus, in order to have a full understanding of out company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of the prospectus, supplement number one to our prospectus or this supplement. Any representation to the contrary is a criminal offense.

The date of this supplement is September 29, 2004.